EXHIBIT 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Diana G. Reardon
Senior Vice President and
Chief Financial Officer
203/265-8630
www.amphenol.com

AMPHENOL ANNOUNCES

FIRST QUARTER 2011 DIVIDEND PAYMENT

Wallingford, Connecticut. January 26, 2011.  Amphenol Corporation (NYSE-APH) confirmed today that its Board of Directors approved a continuing quarterly dividend on its Common Stock in the amount of $.015 per share at its meeting held on January 25, 2011.  The Company will pay its first quarter dividend for 2011 on or about April 6, 2011 to shareholders of record as of March 16, 2011.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe, Asia and Africa and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.